NEWS RELEASE


FOR IMMEDIATE RELEASE                                       Stock Symbol:  PBCP
June 28, 2005                                  Traded on Nasdaq National Market

PROVIDENT BANK CONTACT:
Paul Maisch, SVP and Chief Financial Officer
Constance Martin, VP and Director of Marketing
845.369.8040

                   NAME CHANGE ANNOUNCED FOR PARENT COMPANY OF
                                 PROVIDENT BANK

             Provident New York Bancorp New Name of Parent Company;
                              New Stock Symbol PBNY

Montebello, N.Y. - June 28, 2005 - Provident Bancorp, Inc., the parent company of Provident Bank, announced today that it is changing its corporate name from Provident Bancorp, Inc. to Provident New York Bancorp. The name change will be effective as of the open of business on Thursday, June 30, 2005. In connection with the name change, the company is changing its ticker symbol on the Nasdaq National Market from "PBCP" to "PBNY", also effective as of the open of business on Thursday, June 30, 2005.

"The name change to Provident New York Bancorp accurately reflects the heritage of Provident Bank as a New York-based institution serving our constituents since 1888," said George Strayton, President and Chief Executive Officer of Provident Bank. "Today, Provident Bank has evolved into a full-service community bank that offers a full range of financial products and services with local decision making, personalized focus on our customers' needs and a unique, in-depth understanding of the New York marketplace that is part of our heritage."

                                     -more-

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Headquartered in Montebello, N.Y., Provident Bank, with over $2.5 billion in assets, is an independent full-service community bank. Provident Bank operates 37 branches that serve the Hudson Valley region, including two offices in Bergen County, N.J. The bank offers a complete line of commercial, retail and investment management and trust services. Visit the Provident Bank website at www.providentbanking.com.

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